Exhibit 32

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of The Alexander Tech Corp. (the “Company”), for the period ended October 31, 2023, as filed with the Securities and Exchange Commission (the “Report”), Paras Shah the principal executive and financial officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: February 1, 2024	By:	/s/ Paras Shah
Paras Shah
Principal Executive and Financial Officer

Alexander Tech Corp October 2023 10-Q

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